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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                       (Date of earliest event reported):
                                November 15, 1999

                             INTERWEST BANCORP, INC.

             (Exact name of registrant as specified in its charter)

                                   WASHINGTON
                 (State or other jurisdiction of incorporation)

                0-26632                            91-1691216
         -----------------------         -------------------------------
         (Commission File Number)        IRS Employer Identification No.

                              275 S.E. Pioneer Way
                              Oak Harbor, WA 98227
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (360) 679-4181


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ITEM 5 - OTHER EVENTS

         On November 15, 1999, InterWest Bancorp, Inc. a Washington corporation ("Company"), announced the completion of the sale of $40.0 million in 9.875% capital securities representing preferred beneficial interests in InterWest Capital Trust I, a Delaware business trust (the "Trust") formed by the Company for the purpose of facilitating the offering.

         The Trust issued the capital securities in an underwritten offering to qualified institutional buyers and accredited investors at a an offering price of $1,000 per security.

         Net proceeds to the Company from the offering will be used for general corporate purposes, such as the repurchase of the Company's common stock and capital contributions to the Company's banking subsidiaries.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Financial statements - not applicable.

         (b)   Pro forma financial information - not applicable.

         (c)   Exhibits:

               99   Press Release issued by InterWest, dated November 15, 1999

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   November 17, 1999

                                      INTERWEST BANCORP, INC.

                                      By       /S/ H. GLENN MOUW
                                        --------------------------------------
                                               H. Glenn Mouw
                                               Executive Vice President

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